SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: June 8, 2001
                 (Date of earliest event reported) June 4, 2001


                          AMERICAN CELLULAR CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                 333-59322                   22-304811
(State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)            File Number)            Identification No.)


                               14201 Wireless Way
                             Oklahoma City, Oklahoma                 73134
                   (Address of principal executive offices)        (Zip Code)


                                 (405) 529-8500
              (Registrant's telephone number, including area code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  OTHER EVENTS

     On May 31, 2001, American Cellular Corporation, an entity which is owned by a joint venture that is equally owned by Dobson Communications Corporation and AT&T Wireless Services, Inc., announced that it had extended the expiration date of its exchange offer for its outstanding $450 million principal amount of 9 1/2% Senior Subordinated Notes due 2009 until 5:00 p.m., New York City time, July 31, 2001. The original expiration date was 5:00 p.m., New York City time, on June 12, 2001.

(c)  Exhibits

     The following exhibit is filed as a part of this report:

Exhibit
  No.             Description                         Method of Filing
-------           -----------
99.1              Press Release of the Company,             (1)
                  dated May 31, 2001

------------------

(1)      Filed herewith.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 8, 2001              American Cellular Corporation
                                            (Registrant)

                                 By  RONALD L. RIPLEY
                                     Ronald L. Ripley
                                     Secretary

                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN CELLULAR CORPORATION EXTENDS EXPIRATION DATE FOR EXCHANGE OFFER

Oklahoma City, May 30, 2001--American Cellular Corporation today announced that it has extended the expiration date for its exchange offer for its 9 1/2% Senior Subordinated Notes due 2009 from June 12, 2001 until 5:00 p.m. New York City time on July 31, 2001. As of the close of business on May 29, 2001, American Cellular had received no tenders for exchange of its outstanding 9 1/2% Senior Subordinated Notes due 2001.

     American Cellular Corporation is owned by a joint venture that is equally owned by Dobson Communications Corporation (Nasdaq: DCEL) and AT&T Wireless (NYSE: AWE).

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CONTACT: Dobson Communications Corporation, Oklahoma City
         J. Warren Henry
         Vice President, Investor Relations
         (405) 529-8820